 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2019

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3000 Clearview Way, San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	GPRO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On October 2, 2019, GoPro, Inc. (the “Company”) hosted an investor conference call to announce certain product and financial information and comment on updated financial guidance for the full year 2019. On the conference call, the Company announced the following:

•	The launch of two new cameras with significant performance improvements, the HERO8 Black and MAX, and three new accessory packages, the Media Mod, Display Mod, and Light Mod.

◦	HERO8 Black and MAX are available for preorder at GoPro.com with first shipments going out October 15 and global on-shelf availability beginning the week of October 20.

•	Due to a late stage production delay, HERO8 Black shipments will shift from the third quarter to the fourth quarter of 2019, resulting in a significant revenue shift between the quarters.

•	For the second half of 2019; the Company is revising guidance as follows:

◦	Revenue: $680 million to $715 million, representing 6% to 9% annual growth, which is below the Company’s previous estimated growth of between 9% to 12%;

◦
Non-GAAP gross margin: approximately 36.5%, +/- 50 basis points, compared to the Company’s previous estimate of 37.5% +/- 50 basis points due to several factors entirely related to the production delay;

◦	Non-GAAP operating expenses to be less than $200 million versus previous guide of $202 million +/- $3 million; and

◦	Non-GAAP EPS: $0.33 to $0.39 versus previous guide of $0.37 to $0.49.

•	Detailed financial information will be provided during the regularly scheduled third quarter earnings call in November 2019. The Company is currently expecting the following results for Q3 2019:

◦	Revenue to be approximately $125 million +/- $2 million and Non-GAAP net loss to be approximately $70 million +/- $5 million;

◦	End Q3 with cash and cash equivalents of approximately $80 million.

◦	Borrowing capacity under its Asset-Backed line of credit as of September 30 is approximately $90 million; and

◦	Expect to increase cash sharply during Q4 and to end the year with cash and cash equivalents of approximately $200 million.

•	For the full year 2019, the Company expects:

◦	2019 revenue to be in the range of $1.215 to $1.25 billion, representing growth of 6% to 9%;

◦	Non-GAAP EBITDA of $85 million +/- $5 million for 2019, a nearly 4x improvement over the $22 million the Company reported in 2018;

◦	2019 GAAP EPS $(0.02) to $(0.09) and Non-GAAP EPS $0.30 to $0.35, a significant improvement over Non-GAAP EPS of ($0.23) in 2018.

Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items.
Reconciliations of non-GAAP financial measures are set forth below:

	Second half of 2019	Full year 2019
GAAP net income (loss) per share	$0.16 - $0.22	$(0.02) - $(0.09)
Estimated adjustments for:
Stock-based compensation	0.12	0.27
Acquisition-related costs	0.03	0.05
Restructuring and other costs	—	0.01
Non-cash interest expense	0.03	0.06
Income tax adjustments	(0.01)	(0.01)
Non-GAAP net income per share	$0.33 - $0.39	$0.30 - $0.35

Second half of 2019
GAAP gross margin	35.0% - 36.0%
Estimated adjustments for:
Stock-based compensation	0.2
Acquisition-related costs	0.8
Restructuring and other costs	—
Non-GAAP gross margin	36.0% - 37.0%

(in thousands)	Full year 2019
GAAP operating expenses	$425,200
Estimated adjustments for:
Stock-based compensation	(38,100)
Acquisition-related costs	—
Restructuring and other costs	(2,100)
Non-GAAP operating expenses	$385,000

Note on Forward-looking Statements
This disclosure may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include, but are not limited to planned growth and increased profitability in 2019 and beyond. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets, and may not result in the expected improvement in our profitability; our ability to continue to focus on expense management; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including roadmap for new hardware, software and subscription products) and transitions, any delays, including production delays, managing our sales channel and inventory, and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products and our reliance on third party logistics partners to deliver without interruption; our dependence on sales of our cameras, mounts and accessories, and subscription services for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products); the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending; any changes to trade policies, tariffs, and import/export regulations; the effects of transferring most U.S.-bound production out of China; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2018, and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, each of which are on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	October 2, 2019	By: /s/ Brian McGee
Brian McGee Chief Financial Officer (Principal Financial Officer)